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                                                                    EXHIBIT 20.1


                        FNBC Credit Card Master Trust
                      Excess Spread Analysis - July 2001



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Series                                             1997-1
Deal Size                                         $300 MM
Expected Maturity                                08/15/02
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
Yield                                               19.28%
Less:       Coupon                                   6.05%
            Servicing Fee                            1.50%
            Gross Credit Losses                      5.40%
Excess Spread:
            July-01                                  6.33%
            June-01                                  4.86%
            May-01                                   5.35%
Three month Average Excess Spread                    5.51%

Delinquencies:
            30 to 59 Days                            1.28%
            60 to 89 Days                            0.78%
            90 + Days                                1.20%
            Total                                    3.26%

Payment Rate:                                       13.83%